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                                                       COMPOSITECH LTD.
                                                (A DEVELOPMENT STAGE COMPANY)
                                             COMPUTATION OF LOSS PER COMMON SHARE
                                                         EXHIBIT 11.1




                                                                                                               Cumulative from
                                                                                                                June 13, 1984
                                                                                   Year ended                (date of inception)
                                                                                   December 31                     through
                                                                          ----------------------------           December 31,
                                                                              1995            1996                  1996
                                                                          ------------    ------------       -------------------
Weighted average shares outstanding (1)                                      3,956,165       5,491,737            3,287,341
                                                                          ============    ============       ===================
Net (loss)                                                                $ (3,352,244)   $ (4,534,195)       $ (20,573,767)
                                                                          ============    ============       ===================
Net (loss) per share)                                                     $      (0.85)   $      (0.83)       $       (6.26)
                                                                          ============    ============       ===================

(1) Includes common stock equivalents of 404,205 shares based on the application of SAB No. 83 on common stock equivalents that were issued during the 12 months preceding an IPO at a price lower than the IPO price and assumes the conversion of all preferred stock to common stock.


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